Exhibit 99.1	Earnings News Release Dated December 7, 2004

News from UTi

Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com

UTi WORLDWIDE REPORTS 51% INCREASE IN NET INCOME ON 29% INCREASE IN NET REVENUES
FOR FISCAL 2005 THIRD QUARTER OVER YEAR-EARLIER QUARTER

— Third Quarter EPS Increases by 20 Cents Year-Over-Year to $0.62 per Diluted Share —

Rancho Dominguez, California – December 7, 2004 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today reported increases in gross and net revenues and net income for the three- and nine-month periods ended October 31, 2004 compared with year-earlier results.

Gross revenues for the fiscal 2005 third quarter rose 51 percent to $602.5 million from $398.7 million in the corresponding prior-year period. Net revenues grew 29 percent to $202.0 million from $156.5 million a year earlier. Revenue growth for the fiscal 2005 period reflects improved performance across all service categories.

Comparing the 2005 fiscal third quarter to the same period in fiscal 2004, UTi posted a 28 percent increase in airfreight forwarding net revenues; a 32 percent rise in ocean freight forwarding net revenues; and growth of 32 percent in contract logistics net revenues.

Operating income rose 49 percent to $26.7 million in the current fiscal third quarter from $18.0 million in the corresponding year-earlier period. Operating income as a percent of net revenues increased by 170 basis points to 13.2 percent in the current fiscal third quarter when compared to the prior-year third quarter.

“UTi’s performance in the third quarter is indicative of the balanced strength of our operations throughout the world,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “The operating improvement reflects the company’s continued focus on operational productivity and increasing network density to improve operating profit margin.

“After 11 quarters of our 20-quarter NextLeap strategic initiative, the UTi team continues to realize the benefit of our focus on meeting customers’ evolving needs. Our results underscore UTi’s success at becoming the primary logistics partner to more of our global customers and as a provider of outsourced solutions in global integrated logistics,” MacFarlane said.

UTi’s global network also achieved gross and net revenue gains, as well as operating income improvements over the prior-year third quarter across all geographic regions. Asia Pacific, the largest contributor to gross revenues in the fiscal 2005 third quarter, achieved gains as Asian exports to all the world’s regions continued to expand. The company’s Europe region saw continued improvement with a 37% increase in both gross and net revenues, and productivity gains led to an almost doubling of

Exhibit 99.1	Earnings News Release Dated December 7, 2004

operating income in this region. The Americas region experienced growth in freight forwarding exports and imports. In the Americas, the company completed its acquisition of specialty contract logistics provider, Unigistix Inc., during the last month of the quarter. Net revenues grew fastest in the Africa region, bolstered by a full quarter’s contribution from International Healthcare Distributors Ltd. (IHD), which UTi acquired in June 2004.

Net income for the fiscal 2005 third quarter advanced 51 percent to $19.9 million, or $0.62 per diluted share, from $13.2 million, or $0.42 per diluted share, in the fiscal 2004 third quarter.

For the nine-month period ended October 31, 2004, gross revenues advanced 50 percent to $1.6 billion from $1.1 billion for the same period a year ago. Net revenues rose 29 percent to $558.5 million, up from $432.8 million in the comparable prior-year period. Operating income for the current nine-month period totaled $69.0 million, up 56 percent from $44.1 million in the first nine months of the comparable prior-year period. Operating margin (operating income as a percentage of net revenues) rose to 12.3 percent in the current nine-month period, compared with 10.2 percent a year ago. Net income for the fiscal 2005 nine-month period increased 50 percent to $48.9 million, or $1.52 per diluted share, from $32.6 million, or $1.04 per diluted share, in the corresponding period a year ago.

At October 31, 2004, the company reported total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $26.6 million, compared with $137.2 million at January 31, 2004. This decrease stems principally from the acquisitions of Unigistix and IHD and from the increase in working capital requirements to fund the scale of revenue growth achieved in the third quarter. Historically, prior fourth fiscal quarters have generally had lower working capital needs than third fiscal quarters.

“As we enter the fourth fiscal quarter, which includes the low freight months of December and January, our UTi team’s uncompromising dedication to meeting our customers’ needs and improving operating performance bolsters our confidence that UTi will close out fiscal 2005 well positioned for the opportunities and challenges ahead,” MacFarlane added. “Nevertheless, we remain cognizant of the increased costs associated with implementation of Sarbanes-Oxley requirements as well as our investment in the development and roll-out of our new supply chain technology solution, eMpower5.”

Investor Conference Call

UTi management will host an investor conference call today, Tuesday, December 7, 2004, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the third quarter ended October 31, 2004. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PST, Tuesday, December 7, through 5:00 p.m. PST, Friday, December 10, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using Reservation No. 57891971.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the

Exhibit 99.1	Earnings News Release Dated December 7, 2004

pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its ability to meet customers’ needs; its role as a primary logistics partner and outsourced solution for global integrated logistics; its expectations for working capital needs, free cash flow, operating performance and delivery of new products; its growth strategy and integration of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; uncertainties and risks associated with the company’s operations in South Africa; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(Tables Follow)

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2004	2003	2004	2003
	(Unaudited)
Gross revenues:
Airfreight forwarding	$271,445	$195,149	$742,879	$522,201
Ocean freight forwarding	183,501	93,319	480,276	256,230
Customs brokerage	20,479	17,189	57,333	49,430
Contract logistics	83,432	61,447	229,592	169,355
Other	43,646	31,622	122,410	90,323

Total gross revenues	$602,503	$398,726	$1,632,490	$1,087,539

Net revenues:
Airfreight forwarding	$67,093	$52,230	$184,946	$145,376
Ocean freight forwarding	25,317	19,114	71,525	54,103
Customs brokerage	19,821	17,370	55,558	47,818
Contract logistics	67,082	50,668	184,087	141,185
Other	22,706	17,163	62,395	44,341

Total net revenues	202,019	156,545	558,511	432,823
Staff costs	102,236	81,206	289,500	231,760
Depreciation and amortization	4,950	3,531	13,475	10,750
Amortization of intangible assets	435	178	865	484
Other operating expenses	67,655	53,657	185,713	145,725

Operating income	26,743	17,973	68,958	44,104
Interest income, net	328	458	627	967
Losses on foreign exchange	(3)	(336)	(26)	(12)

Pretax income	27,068	18,095	69,559	45,059
Provision for income taxes	(6,548)	(4,419)	(18,970)	(11,173)

Income before minority interests	20,520	13,676	50,589	33,886
Minority interests	(610)	(498)	(1,672)	(1,318)

Net income	$19,910	$13,178	$48,917	$32,568

Basic earnings per ordinary share	$0.65	$0.43	$1.59	$1.08
Diluted earnings per ordinary share	$0.62	$0.42	$1.52	$1.04
Number of weighted-average shares outstanding used for per share calculations:
Basic shares	30,760,187	30,301,508	30,688,019	30,236,777
Diluted shares	32,322,468	31,539,692	32,137,143	31,392,561

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2004	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$124,340	$156,687
Trade receivables, net	438,638	280,044
Deferred income tax assets	6,951	6,534
Other current assets	46,393	33,420

Total current assets	616,322	476,685
Property, plant and equipment, net	72,292	54,421
Goodwill and other intangible assets, net	280,962	158,567
Investments	1,133	1,117
Deferred income tax assets	2,444	2,384
Other non-current assets	10,146	10,167

Total assets	$983,299	$703,341

LIABILITIES & SHAREHOLDERS’ EQUITY
Bank lines of credit	$96,002	$18,180
Short-term borrowings	1,727	1,312
Current portion of capital lease obligations	2,727	2,408
Trade payables and other accrued liabilities	389,053	269,072
Income taxes payable	18,897	10,864
Deferred income tax liabilities	68	256

Total current liabilities	508,474	302,092
Long-term borrowings	1,547	93
Capital lease obligations	9,176	7,326
Deferred income tax liabilities	9,841	3,860
Retirement fund obligations	1,363	1,251

Minority interests	2,655	2,873

Commitments and contingencies

Shareholders’ equity:
Common stock	323,518	318,409
Retained earnings	151,209	105,855
Accumulated other comprehensive loss	(24,484)	(38,418)

Total shareholders’ equity	450,243	385,846

Total liabilities and shareholders’ equity	$983,299	$703,341

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2004	2003
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$48,917	$32,568
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	300	130
Depreciation and amortization	13,475	10,750
Amortization of intangible assets	865	484
Deferred income taxes	1,398	1,009
Tax benefit relating to exercise of stock options	1,101	—
(Gain)/loss on disposal of property, plant and equipment	(228)	194
Other	1,672	1,318
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(139,031)	(40,113)
Increase in trade payables and other current liabilities	86,852	30,271

Net cash provided by operating activities	15,321	36,611
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,110)	(13,759)
Proceeds from disposal of property, plant and equipment	2,276	584
Increase in other non-current assets	(1,020)	(794)
Acquisitions of subsidiaries and contingent earn-out payments	(118,476)	(14,269)
Other	(680)	(444)

Net cash used in investing activities	(133,010)	(28,682)
FINANCING ACTIVITIES:
Increase in bank lines of credit	77,822	893
Decrease in short-term borrowings	(1,068)	(6,368)
Long-term borrowings — advanced	1,642	—
Long-term borrowings — repaid	(192)	(130)
Repayments of capital lease obligations	(2,952)	(2,608)
Decrease in minority interests	(410)	(338)
Net proceeds from issuance of ordinary shares	3,708	2,523
Dividends paid	(3,563)	(2,890)

Net cash provided by/(used in) financing activities	74,987	(8,918)

Net decrease in cash and cash equivalents	(42,702)	(989)
Cash and cash equivalents at beginning of period	156,687	168,125
Effect of foreign exchange rate changes	10,355	(1,246)

Cash and cash equivalents at end of period	$124,340	$165,890

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$144,134	$149,962	$191,428	$116,979	$—	$602,503

Net revenue	$43,600	$72,631	$30,202	$55,586	$—	$202,019
Staff costs	23,786	40,547	11,463	24,356	2,084	102,236
Depreciation and amortization	1,289	889	632	1,727	413	4,950
Amortization of intangible assets	—	263	—	172	—	435
Other operating expenses	12,524	23,981	7,227	21,558	2,365	67,655

Operating income/(loss)	$6,001	$6,951	$10,880	$7,773	$(4,862)	26,743

Interest income, net						328
Losses on foreign exchange						(3)

Pretax income						27,068
Provision for income taxes						(6,548)

Income before minority interests						$20,520

	Three months ended October 31, 2003
			(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$104,961	$119,629	$118,309	$55,827	$—	$398,726

Net revenue	$31,882	$66,221	$23,543	$34,899	$—	$156,545
Staff costs	18,367	37,343	9,547	14,871	1,078	81,206
Depreciation and amortization	1,085	990	476	787	193	3,531
Amortization of intangible assets	—	149	—	29	—	178
Other operating expenses	9,346	22,807	5,693	14,260	1,551	53,657

Operating income/(loss)	$3,084	$4,932	$7,827	$4,952	$(2,822)	17,973

Interest income, net						458
Losses on foreign exchange						(336)

Pretax income						18,095
Provision for income taxes						(4,419)

Income before minority interests						$13,676

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$429,219	$411,733	$490,714	$300,824	$—	$1,632,490

Net revenue	$128,113	$209,306	$79,544	$141,548	$—	$558,511
Staff costs	68,369	121,166	32,167	62,154	5,644	289,500
Depreciation and amortization	3,717	2,566	1,807	4,098	1,287	13,475
Amortization of intangible assets	—	546	—	319	—	865
Other operating expenses	36,534	67,833	19,860	55,108	6,378	185,713

Operating income/(loss)	$19,493	$17,195	$25,710	$19,869	$(13,309)	68,958

Interest income, net						627
Losses on foreign exchange						(26)

Pretax income						69,559
Provision for income taxes						(18,970)

Income before minority interests						$50,589

	Nine months ended October 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$308,329	$337,024	$298,311	$143,875	$—	$1,087,539

Net revenue	$90,879	$188,667	$63,801	$89,476	$—	$432,823
Staff costs	52,750	109,031	26,607	39,659	3,713	231,760
Depreciation and amortization	3,200	2,992	1,538	2,191	829	10,750
Amortization of intangible assets	—	446	—	38	—	484
Other operating expenses	27,037	63,833	16,012	34,821	4,022	145,725

Operating income/(loss)	$7,892	$12,365	$19,644	$12,767	$(8,564)	44,104

Interest income, net						967
Losses on foreign exchange						(12)

Pretax income						45,059
Provision for income taxes						(11,173)

Income before minority interests						$33,886

Exhibit 99.1	Earnings News Release Dated December 7, 2004

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Nine months ended
	October 31,		October 31,
	2004	2003	2004	2003
	(Unaudited)
Forwarding, Customs Brokerage & Other:
Gross revenue from external customers	$496,099	$320,033	$1,335,889	$866,256

Net revenue	$118,800	$93,524	$328,941	$258,765
Staff costs	58,870	48,179	166,038	136,588
Depreciation and amortization	2,739	2,349	7,952	7,106
Other operating expenses	34,686	27,386	95,285	73,356

Operating income	$22,505	$15,610	$59,666	$41,715

Contract Logistics, Distribution & Other:
Gross revenue from external customers	$106,404	$78,693	$296,601	$221,283

Net revenue	$83,219	$63,021	$229,570	$174,058
Staff costs	41,282	31,949	117,818	91,459
Depreciation and amortization	1,798	989	4,236	2,815
Amortization of intangible assets	435	178	865	484
Other operating expenses	30,604	24,720	84,050	68,347

Operating income	$9,100	$5,185	$22,601	$10,953